UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Mr. Pillmore’s departure in connection with the separation transaction will result in a termination of the Employment Agreement between Mr. Pillmore and the Company dated as of August 12, 2002, as amended, and filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003.  Upon receipt of a general release in favor of the Company, Mr. Pillmore will be entitled to receive a lump sum payment of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which his retirement occurred, to a credit of two additional years of service for purposes of calculating his supplemental retirement benefits, to continue his participation in our health and welfare plans for a period of two years, and to exercise vested options for the period specified under the terms and conditions of the option grant or the Employment Agreement, whichever is longer. Mr. Pillmore’s governance responsibilities will transition into the finance and law functions within the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins
John S. Jenkins
Vice President and Corporate Secretary

Date: June 26, 2007